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                                                                    EXHIBIT 99.4


                                 TIME WARNER


NEWS RELEASE

FOR IMMEDIATE RELEASE

            TIME WARNER INC. AND TURNER BROADCASTING SYSTEM, INC.
         AGREE TO MERGE, CREATING THE WORLD'S FOREMOST MEDIA COMPANY

                          -  COMPANY WILL HAVE UNMATCHED COMBINATION
                             OF NEWS, ENTERTAINMENT AND INFORMATION
                             RESOURCES AND DISTRIBUTION SYSTEMS

                          - R.E. TURNER TO BE NAMED VICE CHAIRMAN AND TO JOIN TIME WARNER BOARD

NEW YORK AND ATLANTA, GA., SEPT. 22, 1995 -- The boards of directors of Time Warner Inc. and Turner Broadcasting System, Inc. (TBS) have approved plans to merge their respective companies, forming a global media organization with the world's foremost combination of news, entertainment, information resources and distribution systems. The announcement was made today by Time Warner Chairman and CEO Gerald M. Levin and TBS Chairman and President R.E. Turner at a press conference in New York.

"This is a remarkable fit with concrete opportunities for growth that start right from the beginning. This growth potential will provide substantial opportunity for our shareholders, employees and customers. We share a common vision of the future, and we will pursue that future through a shared strategy; creating and capitalizing on brands; pursuing international expansion; and leveraging technological advances. The complementary nature of the two organizations will allow us to maximize the value of our assets and distribution systems and position us as the leading media company in an increasingly competitive global marketplace," said Levin. "Ted is clearly one of the most brilliant entrepreneurs of our time. I am pleased he has chosen Time Warner as the right home for his great enterprise. We enthusiastically welcome Ted and his team to our family."

"After carefully considering many options, it became clear that a strategic partnership with Jerry Levin and Time Warner was the best way to ensure the continued growth and expansion of Turner Broadcasting," said Turner. "Our new enterprise will have unsurpassed capability to create and




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TIME WARNER/TBS MERGER, PAGE 2--


deliver the highest quality news, information and entertainment to every corner of the globe. We share a common vision for the future and working together we will make that vision a reality."

John Malone, president and CEO of TCI, said, "We've been partners with both TBS and Time Warner for years. We know both companies very well and that's why we were so enthusiastic about playing a role to make this deal happen. I have the highest respect for Jerry and Ted and the Levin/Turner team is a terrific combination. The new constellation of assets create a world class company. While our position is passive, we look forward with high confidence about our continuing investment in this great company."

Ted Turner added, "John has been by my side as a friend, guide and partner for many years. We once again appreciate his advice and confidence."

The combined company showcases some of the world's best known brands including Time, People and Sports Illustrated magazines, CNN, Warner Bros., TNT and HBO as well as some of the most widely distributed global products including the music of Warner Music Group distributed to hundreds of millions of people worldwide and CNN International seen by viewers in 210 countries and territories. The merger joins the world's most popular cartoon libraries-- Warner Bros. Looney Tunes and Hanna-Barbera Cartoons. It also reunites the pre-1948 Warner Bros. film library, owned by TBS, with the current Warner Bros. library.

Levin and Turner added; "Within our extraordinary asset base lie complementary operating strengths that will generate opportunities for domestic and international growth in children's and family entertainment, financial news, merchandising and retailing, on-line services, film distribution and sports. The world's largest film library will now have access to the finest collection of programming networks ever assembled, and the value of this library will be multiplied by the forthcoming digital video disc. Time Inc., the world's preeminent information gatherer and publisher, will find new opportunities with CNN, the most trusted name in global television news. Warner Bros.' Looney Tunes and the Hanna-Barbera characters will create new choices for audiences and customers on The Cartoon Network, The WB and in Warner Bros. Studio Stores. The cross-promotional opportunities among our cartoons, Warner Bros. Studio Stores, theme parks and networks will be a major contributor to growth. In addition working together we intend to find new areas of growth for WTBS."




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TIME WARNER/TBS MERGER, PAGE 3--



Mr. Levin added, "Time Warner and TBS have worked long and hard to make this combination a reality. The support and creativity of John Malone and Liberty Media have helped structure a transaction that will increase value for the shareholders of all the parties involved. For Time Warner, this combination is consistent with our plan to strike the appropriate balance within Time Warner between content and distribution. By bringing the growing cash flow of TBS' content businesses into Time Warner, our balance sheet will strengthen and our financial ratios will improve."

Under the terms of the agreement approved today by the Board of Directors of each company, Time Warner Inc. will issue up to 178 million common shares to acquire Turner Broadcasting System. TBS shareholders will receive .75 Time Warner Inc. common shares for each TBS Class A and B common share. Each TBS Class C preferred holder will receive .80 Time Warner common shares for each of the 6 shares of Class B common that their class C preferred shares are convertible into. R. E. Turner will become vice chairman of Time Warner and head of the Time Warner Video Division which will consist of all the businesses of TBS plus have supervisory responsibilities for the businesses of Home Box Office. Mr. Turner will have the right to designate two Time Warner Inc. directors, one of whom will be himself. As a result of the merger which will be tax-free to TBS shareholders, Turner Broadcasting System will become a wholly-owned subsidiary of Time Warner Inc.

Subject to certain conditions, Mr. Turner and Liberty Media Corp., a subsidiary of Tele-Communications Inc. (TCI) have agreed to vote their TBS shares for the merger. In addition, TCI has granted Time Warner an option to acquire TCI's TBS shares. The Time Warner common shares received by Liberty Media Corp. will be exchanged for voting preferred stock economically equivalent to common stock and placed in a voting trust. Liberty Media has selected Time Warner Chairman Gerald M. Levin as the trustee.

Other agreement terms that become effective at the time of the TBS merger closing include: The Time Warner board will amend the company's shareholder rights plan so that the 15% threshold will be calculated on a fully diluted basis. TBS has agreed to extend carriage agreements with TCI covering all of Turner Broadcasting System's cable programming networks. TBS has agreed to sell its interest in SportSouth, a regional sports cable network, to Liberty Media Corp., for approximately $60 million. Time Warner has agreed to issue 5 million common shares to TCI after




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TIME WARNER/TBS MERGER, PAGE 4--


the TBS merger closing in exchange for a 6-year option to purchase Southern Satellite, Inc. which distributes WTBS to cable operators. Time Warner will grant Liberty Media Corp. an option to purchase Time Warner's interest in the Sunshine Network, a Florida-based sports cable network, for $14 million.

The combined companies (including TWE) had 1994 revenues of $18.7 billion and EBITDA of $3.4 billion. Including Time Warner's previously announced transactions primarily consisting of cable system acquisitions and the sale of a 51% interest in Six Flags, 1994 revenues would have been $19.8 billion and 1994 EBITDA would have been $4 billion.

The transaction is subject to, among other things, approval by the Federal Communications Commission and regulatory review by federal antitrust authorities, and approval by the shareholders of both companies. It is expected to be completed in 1996.

Time Warner Inc. is the world's leading media and entertainment company, with interests in magazine and book publishing, recorded music and music publishing, filmed entertainment, broadcasting and theme parks and cable television and cable television programming.

Turner Broadcasting System, Inc. is one of the world's leading suppliers of entertainment and news through its ownership of the world's largest film and animation libraries and of television networks in the United States, Latin America, Europe and Asia. The Company's operations also include motion picture, animation and television production, theatrical film distribution, home video, television syndication, licensing and merchandising, publishing and professional sports.

CONTACTS:
Ed Adler                          Michael Oglesby
Time Warner Inc.                  TBS
(212) 484-6630                    (404) 827-1792



(NOTE TO EDITORS: INFORMATION ABOUT TIME WARNER AND TBS FOLLOWS)




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TIME WARNER/TBS MERGER, PAGE 5--



TIME WARNER INC.
TIME INC. is the world's premier magazine publisher and a leading direct marketer of books, music, videos and print products. The company is also creating innovative multimedia initiatives like PATHFINDER an on-line service. Among the company's 24 magazines are TIME, SPORTS ILLUSTRATED, PEOPLE, FORTUNE, MONEY, LIFE, SPORTS ILLUSTRATED FOR KIDS, ENTERTAINMENT WEEKLY, SUNSET, the leading Western U.S. lifestyle magazine and the magazines of Southern Progress Corporation -- SOUTHERN LIVING, PROGRESSIVE FARMER, SOUTHERN ACCENTS and COOKING LIGHT. The Book Division comprises TIME LIFE INC.; BOOK-OF-THE-MONTH CLUB INC.; LITTLE, BROWN AND COMPANY; WARNER BOOKS; OXMOOR HOUSE; LEISURE ARTS and SUNSET BOOKS.

THE WARNER MUSIC GROUP is the world's most diversified, vertically integrated and profitable music entertainment company. In the United States, Warner Music companies ATLANTIC RECORDING GROUP, ELEKTRA ENTERTAINMENT and WARNER BROS. RECORDS and their affiliated labels dominate the marketplace.

Time Warner's filmed entertainment division consists of WARNER BROS., WARNER HOME VIDEO, WARNER BROS. TELEVISION PRODUCTION, WARNER BROS. ANIMATION, WARNER BROS. INTERNATIONAL THEATERS, WARNER BROS. CONSUMER PRODUCTS, WARNER BROS. RECREATIONAL ENTERPRISES and including DC COMICS. Warner Bros. Television supplies more primetime programs than any other company, "ER" and "Friends" are the top-rated new shows on network television for the 1994/1995 season. Warner Bros. Television also launched THE WB, its own national network, in January of 1995 reaching 80% of U.S. households.

HOME BOX OFFICE is the cable programming division of Time Warner Entertainment Company, L.P., and provides two 24-hour-a-day, pay-television services, HBO and CINEMAX to 27 million subscribers across the U.S. Since its start in April, 1991, TIME WARNER SPORTS' TVKO is the leading programmer for the pay-per-view industry for the third consecutive year.

TIME WARNER CABLE is the second-largest owner and operator of cable systems in the United States and the most effectively clustered in major markets, with approximately 10 million subscribers in 34 clusters with over 100,000 subscribers.

SIX FLAGS THEME PARKS INC., a Time Warner joint venture, is the No. 2 theme park company in the U.S. and the nation's largest regional theme park company, hosting over 20 million visitors a year.

TURNER BROADCASTING SYSTEM
TURNER BROADCASTING SYSTEM, INC. (TBS) is a major distributor of news and entertainment product around the world and the leading supplier of programming for the basic cable industry in the United States.

TBS entertainment division includes four 24-hour domestic cable networks: TBS SUPERSTATION, the United States' one of the top-rated basic cable service; TURNER NETWORK TELEVISION (TNT), which combines original motion pictures and miniseries with classic and contemporary films from the Turner Entertainment Co. Film Library; CARTOON NETWORK, which offers the best in classic




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TIME WARNER/TBS MERGER, PAGE 6--



animation from the world's largest cartoon library; and TURNER CLASSIC MOVIES
(TCM), a commercial-free network featuring the world's greatest motion pictures. TBS international entertainment networks include: TNT LATIN AMERICA and CARTOON NETWORK IN LATIN AMERICA, which are available in more than 35 countries in Spanish, Portuguese and English; and TNT & CARTOON NETWORK IN EUROPE and TNT & CARTOON NETWORK IN ASIA PACIFIC, 24-hour cartoon and movie networks, with programs dubbed and subtitled in native languages.

TBS' news division includes three 24-hour all-news networks: CABLE NEWS NETWORK
(CNN), North America's leading global news and information source; HEADLINE NEWS, which offers a whole day's news every half hour; and CNN INTERNATIONAL, the world's only truly global 24-hour television news network.

TBS' production and distribution operations include three companies involved principally in motion picture production: CASTLE ROCK ENTERTAINMENT; NEW LINE CINEMA; and TURNER PICTURES. TBS' production arms also includes: TURNER ORIGINAL PRODUCTIONS, a non-fiction development and production unit; HANNA-BARBERA CARTOONS INC., animation studio and cartoon library; TURNER ENTERTAINMENT CO. which owns, operates and preserves the world's largest feature film library; TURNER INTERNATIONAL AND TURNER PROGRAM SERVICES, TBS' international and domestic syndication divisions; and TURNER HOME ENTERTAINMENT (T.H.E.) which handles worldwide home video and non-theatrical product distribution; international theatrical distribution; book publishing, educational services; multimedia development and distribution; and licensing and merchandising of TBS-owned properties.

Other TBS businesses include: Major League Baseball's ATLANTA BRAVES; the National Basketball Association's ATLANTA HAWKS; TURNER SPORTS, an international leader in sports programming; SPORTSOUTH, America's fastest growing regional sports network; the GOODWILL GAMES, a world-class international sports competition; CNN INTERACTIVE, which develops on-line and interactive computer software and services; CNN AIRPORT NETWORK, which delivers customized news and entertainment to air travelers; WORLD CHAMPIONSHIP WRESTLING, which produces wrestling programming and stages live and pay-per-view wrestling events; and CNN CENTER, an office and hotel complex in downtown Atlanta that is home to the company's corporate and news headquarters.
####

To receive a copy of this press release through the Internet, access Time Warner's Factfinder located at http://pathfinder.com/Corp/